Exhibit (h)(2)

MONETTA TRUST

FIRST AMENDMENT

 TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 5th day of November, 2009, to the Transfer Agent Servicing Agreement dated as of May 1, 2007, (the “Agreement”), is entered into by and between Monetta Trust, a Massachusetts business trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D of the Agreement is hereby superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MONETTA TRUST

U.S. BANCORP FUND SERVICES, LLC

By:  /S/ Robert S. Bacarella

By:  /S/ Michael R. McVoy

Printed Name:  Robert S. Bacarella                Printed Name: Michael R. McVoy

Title:  President

Title: Executive Vice President

Exhibit D to the Transfer Agent Agreement – Monetta Trust

TRANSFER AGENT & SHAREHOLDER SERVICES FEE SCHEDULE effective October 1, 2009 to December 31, 2010 – Monetta Trust and Monetta Fund, Inc. (except Monetta Young investor Fund)

Service Charges to the Fund*

Shareholder Account Fee

No-Load  $12.00/open account

Closed Accounts - $3.00/account

Funds Included:  Monetta Fund, Inc., MidCap Equity, Orion/Monetta Intermediate Bond Fund

Money Market Fund - $14.00/open account

$3.00/Closed account

Funds Included:  Gov’t Money Market Fund

 CCO Support Services      $1200 annual fee

Activity Charges

♦

Telephone Calls - $1.00/call

♦

Draft check processing - $1.00/draft

♦

Daily Valuation Trades - $10.00/trade

♦

Lost Shareholder Search - $5.00/search

♦

AML Base Service (excluding Level 3 accounts)

    0-999 accounts- $500/year

    1,000-4,999 accounts- $1,000/year

    5,000-9,999 accounts- $2,500/year

    10,000 + accounts- $5,000/year

♦

AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account

♦

ACH/EFT Shareholder Services:

$125.00 /month/fund group

$  .50 /ACH item, setup, change

$5.00 /correction, reversal

Omnibus accounts:

$3/transaction – first 100 transactions per months

$2/transaction – next 400 transactions

$1/transaction – next 1500 transactions

$.50/transaction – next 3000 transactions

$.25/transaction – all trans over 5000 per month

Out-of-pocket Costs - Including but not limited to:

♦

Telephone toll-free lines, call transfers, etc.

♦

Mailing, sorting and postage

♦

Stationary, envelopes

♦

Programming, special reports

♦

Insurance, record retention, microfilm/fiche

♦

Proxies, proxy services

♦

ACH fees

♦

NSCC charges

♦

DST Disaster Recovery

♦

All other out-of-pocket expenses

* Subject to CPI increase, Milwaukee MSA.

Qualified Plan Fees (Billed to Investors)

♦

$15.00 /qualified plan acct (Cap at $30.00/SSN)

♦

$15.00 /Coverdell ESA acct (Cap at $30.00/SSN)

♦

$25.00 /transfer to successor trustee

♦

$25.00 /participant distribution (Excluding SWPs)

♦

$25.00 /refund of excess contribution

Shareholder Fees (Billed to Investors)

♦

$15.00 /outgoing wire transfer

♦

$15.00 /overnight delivery

♦

$  5.00 /telephone exchange

♦

$25.00 /return check or ACH

♦

$25.00 /stop payment

♦

$  5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges

1.   Fund Setup - $1,500 /cusip (beyond first cusip)

2.   Development/Programming - $150 /hour

3.   File transmissions – subject to requirements

4.   Selects - $300 per select

5.   Extraordinary services – charged as incurred

6.   Conversion of Records (if necessary) - Estimate to be provided

7.   Custom processing, re-processing

All other extraordinary services

Fees are billed monthly

Exhibit D (continued) to Transfer Agent Agreement – Monetta Trust

TRANSFER AGENT & SHAREHOLDER SERVICES (Monetta Young investor Fund) Annual Fee Schedule – effective 10/1/09 to 12/31/10

Service Charges to the Fund*

Shareholder Account Fee

No-Load  $12.00/open account

Closed Accounts - $3.00/account

Minimum Annual Fee 10/01/09 to 12/31/2010 - $12,000

Effective 01/01/11 Minimum Annual Fee - $15,000

Activity Charges

♦

Telephone Calls - $1.00/call

♦

Daily Valuation Trades - $10.00/trade

♦

Lost Shareholder Search - $5.00/search

♦

AML Base Service (excluding Level 3 accounts)

    0-999 accounts- $500/year

    1,000-4,999 accounts- $1,000/year

    5,000-9,999 accounts- $2,500/year

    10,000 + accounts- $5,000/year

♦

AML New Account Service - $1.00/new domestic accounts and $2.00/new foreign account

♦

ACH/EFT Shareholder Services:

$125.00 /month/fund group

$  .50 /ACH item, setup, change

$5.00 /correction, reversal

Omnibus accounts:

$3/transaction – first 100 transactions per months

$2/transaction – next 400 transactions

$1/transaction – next 1500 transactions

$.50/transaction – next 3000 transactions

$.25/transaction – all trans over 5000 per month

Out-of-pocket Costs - Including but not limited to:

♦

Telephone toll-free lines, call transfers, etc.

♦

Mailing, sorting and postage

♦

Stationary, envelopes

♦

Programming, special reports

♦

Insurance, record retention, microfilm/fiche

♦

Proxies, proxy services

♦

ACH fees

♦

NSCC charges

♦

DST Disaster Recovery

♦

All other out-of-pocket expenses

Fees are billed monthly

Qualified Plan Fees (Billed to Investors)

♦

$15.00 /qualified plan acct (Cap at $30.00/SSN)

♦

$15.00 /Coverdell ESA acct (Cap at $30.00/SSN)

♦

$25.00 /transfer to successor trustee

♦

$25.00 /participant distribution (Excluding SWPs)

♦

$25.00 /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)

♦

$15.00 /outgoing wire transfer

♦

$15.00 /overnight delivery

♦

$  5.00 /telephone exchange

♦

$25.00 /return check or ACH

♦

$25.00 /stop payment

♦

$  5.00 /research request per account (Cap at $25.00/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges

1.   Fund Setup - $1,500 /cusip (beyond first cusip)

2.   Development/Programming - $150 /hour

3.   File transmissions – subject to requirements

4.   Selects - $300 per select

5.   Extraordinary services – charged as incurred

6.   Conversion of Records (if necessary) - Estimate to be provided

7.   Custom processing, re-processing

All other extraordinary services

*Subject to CPI Increase

*Effective with the first day after expiration of the first twelve (12) months of service, the fees and charges set forth in this Schedule shall be increased over the fees and charges during the previous twelve (12) months in the amount equal to the change in the Consumer Price Index for all Urban Consumers in the Milwaukee, Wisconsin Metropolitan Statistical Area, All Terms, Based 1982-1984 = 100, as last reported by the U.S. Bureau of Labor Statistics (“CPI-U”).  Thereafter, all of the fees and charges in this fee schedule (except for out-of-pocket expenses) shall increase annually upon each anniversary of this Schedule in an amount equal to the percentage change in the CPI-U for the proceeding twelve (12) months.

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